Exhibit 4.2

ECOLAB INC.

2.750% Notes due 2055

TENTH SUPPLEMENTAL INDENTURE

Dated as of August 18, 2021

to

Indenture dated as of January 12, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

This TENTH SUPPLEMENTAL INDENTURE (this “Tenth Supplemental Indenture”) dated as of August 18, 2021, is between ECOLAB INC., a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of January 12, 2015 (the “Existing Indenture,” and, together with this Tenth Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Existing Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Tenth Supplemental Indenture to the Existing Indenture in order to issue a new series of debt securities to be designated as the “2.750% Notes due 2055” (the “Notes”), and to set forth the terms that will be applicable thereto and the forms thereof;

WHEREAS, the Notes have been offered and sold pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company has duly determined to appoint Wells Fargo Bank, National Association as Trustee, Registrar and Paying Agent under the Indenture with respect to the Notes and Wells Fargo Bank, National Association is willing to accept such appointment with respect to the Notes;

WHEREAS, Sections 2.01, 3.01 and 13.01 and of the Existing Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Existing Indenture to provide for specific terms applicable to any series of Securities and to add to the covenants of the Company for the benefit of the Holders of each series of Securities (and if such covenants are to be for the benefit of less than all series of notes, stating that such covenants are expressly being included solely for the benefit of such series); and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Tenth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

APPLICATION OF TENTH SUPPLEMENTAL INDENTURE
AND CREATION OF NOTES
Section 1.01Application of this Tenth Supplemental Indenture.

Notwithstanding any other provision of this Tenth Supplemental Indenture, pursuant to Section 13.01 of the Existing Indenture, the provisions of this Tenth Supplemental Indenture, including the covenants set forth herein, are expressly being included solely for the benefit of the Holders of the Notes. The Notes constitute a series of Securities as provided in Section 3.01 of the Existing Indenture and as provided in Section 1.02 hereof.

Section 1.02Designation and Amount of Notes.

There hereby is established a series of Securities designated as the “2.750% Notes due 2055.” The Notes shall be unsecured and unsubordinated obligations of the Company. The initial maximum aggregate principal amount of Notes that may be authenticated and delivered under this Tenth Supplemental Indenture shall not exceed $800,000,000 aggregate principal amount, of which $300,000,000 aggregate principal amount of Notes will be issued on the date hereof and of which up to $500,000,000 aggregate principal amount of Notes may be issued in exchange for the Company’s 4.800% Notes due 2030, 5.500% Notes due 2041, 3.700% Notes due 2046 and 3.950% Notes due 2047, in each case, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, Notes pursuant to Sections 3.04, 3.06, 3.07 and 4.06 of the Existing Indenture. The Trustee shall authenticate and deliver the Notes upon receipt of an authentication order in accordance with Section 3.03 of the Existing Indenture specifying the date on which such Notes are to be authenticated, the amount of Notes to be authenticated on such date and the aggregate principal amount of Notes outstanding after giving effect to such authentication.  Notwithstanding the foregoing, the Company may from time to time, without giving notice to or seeking the consent of the Holders of the Notes, issue debt securities having the same terms (except for the issue date, and, in some cases, the public offering price and the first Interest Payment Date) and ranking equally and ratably with the Notes (“Additional Notes”). All of the Notes issued under this Tenth Supplemental Indenture, including any Exchange Notes of such series issued in the Exchange Offer and any Additional Notes of such series, shall together constitute one series for purposes of the Existing Indenture and this Tenth Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 1.03Terms; Denominations; Form of Security.
(a)Subject to Article VI hereto, the Notes are issuable in fully registered form as Global Securities without coupons, in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000. The Notes shall be substantially in the form of Exhibit A hereto. The Depository Trust Company (“DTC”) shall act as Depositary for the Notes. For so long as DTC or its nominee is the registered holder of the Notes represented by a Global Security, DTC or such nominee will be considered the sole owner and holder of the Notes represented by such Global Security for all purposes under the Indenture and the Notes. Owners of beneficial interests in a Note represented by a Global Security will not be entitled to have any portion of such Notes represented by a Global Security registered in their names, will not be entitled to receive physical delivery of the Notes represented by a definitive certificate and will not be considered the owners or Holders of such Notes represented by a Global Security for any purposes under the Indenture or the Notes, unless:
(i)DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or has ceased to be a clearing agency registered under the Exchange Act, and in either case, the Company thereupon fails to appoint a successor depositary within 90 days of receiving such notice;
(ii)there shall have occurred and be continuing an Event of Default with respect to the Notes represented by such Global Security; or
(iii)the Company determines not to have the Notes represented by a Global Security.
(b)If any one or more of the conditions specified in the preceding Section 1.03(a) occurs, then upon surrender by DTC of the Global Securities, Individual Securities will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Securities. Upon any such issuance, the Trustee shall register the Individual Securities in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons. The Holder of any Notes represented by Individual Securities may transfer such Notes, subject to compliance with the provisions of the legend set forth on the applicable Individual Security, if any, by surrendering it at (1) the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustee or (2) the office of any transfer agent appointed by us for such purpose. Upon the transfer, exchange or replacement of Notes represented by Individual Securities bearing the legend, or upon specific request for removal of the legend on the applicable Individual Security, the Company will deliver only Individual Securities that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by the Company that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.
(c)(i) Forms of Notes. The terms and provisions contained in the form of Note attached hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Tenth Supplemental Indenture and the Company, by its execution and delivery of this Tenth Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture (and which do not affect the rights, duties or immunities of the Trustee), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed.

(ii)Restricted Global Notes. The Notes are initially being offered and sold only (A) to Qualified Institutional Buyers in reliance on Rule 144A or (B) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S. The Notes shall be available initially only in book-entry form. The Notes will be issued in the form of one or more Restricted Global Notes. The Restricted Global Notes shall be deposited with, or on behalf of, DTC and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Restricted Global Notes will be shown on, and transfers of beneficial interests in the Restricted Global Notes will be effected through, records maintained by DTC and its participants. Notes initially offered and sold to QIBs in reliance on Rule 144A shall be issued in book-entry form and initially will be represented by one or more Rule 144A Global Notes, and Notes initially offered and sold outside the United States pursuant to Regulation S shall be issued in book-entry form and initially will be represented by one or more Regulation S Global Notes. Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) may hold beneficial interests in the Regulation S Global Notes on behalf of their participants through their respective depositories. Beneficial interests in a Regulation S Global Note may also be held through organizations other than Clearstream and Euroclear that are participants in DTC. The aggregate principal amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(iii)Regulation S Global Notes. Notes offered and sold in reliance on Regulation S will be issued in book-entry form and initially will be represented by one or more Regulation S Temporary Global Notes. Notes represented by the Temporary Regulation S Global Notes will be registered in the name of Cede & Co., as registered owner and as nominee for DTC, for credit to the respective accounts of Euroclear and Clearstream.  Reasonably promptly after the end of the Restricted Period, which such date shall be notified to the Trustee in writing by the Company, upon receipt by the Trustee and the Company of a duly executed certificate certifying that the holder of the beneficial interest in the Regulation S Temporary Global Note is a Non-U.S. Person, substantially in the form of Exhibit E, from the Depository, beneficial interests in the Notes represented by the Regulation S Temporary Global Notes will be exchangeable for beneficial interests in Notes represented by one or more Permanent Regulation S Global Notes and one or more Permanent Regulation S Global Notes, substantially in the form of Exhibit A, duly executed by the Company and authenticated by the Trustee as hereinafter provided, shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the cancellation of the Regulation S Temporary Global Note and the issuance of the Permanent Regulation S Global Note. The Notes represented by the Permanent Regulation S Global Notes will be registered in the name of Cede & Co., as registered owner and as nominee for DTC. The aggregate principal amount of the Temporary Regulation S Global Note and the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.

Section 1.04Payment of Principal and Interest,
(a)The Notes shall mature, and the principal of the Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on August 18, 2055 (the Stated Maturity of principal of the Notes).
(b)The Notes shall bear interest at the rate of 2.750% per annum, from and including August 18, 2021, or from the most recent Interest Payment Date on which interest has been paid or provided for, until the principal thereof becomes due and payable, and on any overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes shall be payable semi-annually in arrears in U.S. Dollars on February 18 and August 18 of each year, beginning on February 18, 2022 (the Interest Payment Dates with respect to the Notes). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on February 3 or August 3, as the case may be, immediately preceding each Interest Payment Date (the Record Date with respect to the Notes).
(c)Additional Interest with respect to the Notes shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement. For the avoidance of doubt, any references in the Indenture to “interest” payable with respect to the Notes shall include any Additional Interest, if any, payable pursuant to the Registration Rights Agreement, and any Additional Interest that accrues on a Note will be in addition to the stated interest that accrues on such Note.
(d)For so long as the Notes are represented by one or more Global Securities, all payments of principal, premium, if any, and interest shall be made by the Company through the Paying Agent by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Securities representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal and interest shall be made by the Company through the Paying Agent by wire transfer of immediately available funds in U.S. Dollars to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the office of the Paying Agent in The City of Minneapolis; and provided further, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.
(e)The Notes shall trade in the Depositary’s Same-Day Funds Settlement System until Stated Maturity (or until they are subject to acceleration pursuant to Article VII of the Existing Indenture) and secondary market trading activity in the Notes may be required by the Depositary to settle in immediately available funds.
(f)The Notes are subject to redemption by the Company in whole or in part in the manner described herein.
Section 1.05Sinking Fund.

The Notes are not subject to any sinking fund.

Section 1.06Defeasance and Covenant Defeasance.

The defeasance and covenant defeasance provisions of Article XI of the Existing Indenture will apply to the Notes.

Section 1.07Tax Matters.

The Company will not pay any additional amounts on the Notes held by Non-U.S. Persons in respect of any tax, assessment or governmental change withheld or deducted.

ARTICLE II

DEFINITIONS
Section 2.01Definitions.
(a)All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.
(b)The following terms for purposes of the Trust Indenture Act shall have the following meanings:

“indenture trustee” or “institutional trustee” shall mean the Trustee.

“indenture securities” means the Notes.

“indenture security holder” means a Holder of the Notes.

“indenture to be qualified” means the Existing Indenture as supplemented by this Tenth Supplemental Indenture.

(c)The following are definitions used in this Tenth Supplemental Indenture and to the extent that a term is defined both herein and in the Existing Indenture, the definition in this Tenth Supplemental Indenture shall govern with respect to the Notes.

“Additional Interest” means all additional interest then owing pursuant to Section 6 of the Registration Rights Agreement. Unless the context indicates otherwise, all references to “interest” in this Tenth Supplemental Indenture or the Notes shall be deemed to include any Additional Interest to the extent then applicable.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries, taken as a whole, to any person, other than the Company or one of its Subsidiaries;

(2)the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(3)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than the Company or one or more of its Wholly-Owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (2) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term (as measured from the Redemption Date) of the Notes to be redeemed calculated as if the maturity date of the Notes were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company’s latest audited consolidated balance sheet contained in the Company’s most recent annual report to its stockholders prior to the time as of which “Consolidated Net Tangible Assets” shall be determined.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (1) was a member of the Board of Directors on August 18, 2021; or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee with respect to the Tenth Supplemental Indenture is, at any particular time, principally administered, which office is, as of the date on which this Tenth Supplemental Indenture is dated, located in Minneapolis, Minnesota.

c/oWells Fargo Bank, National Association
CTO Mail Operations
MAC N9300-070
600 South 4th Street, 7th Floor

Minneapolis, Minnesota 55415
Attention: Ecolab Administrator

“Exchange Notes” means, with respect the Notes, any securities of the Company containing terms identical in all material respects to such Notes, except that the Exchange Notes will not bear the Private Placement Legend or the Regulation S Temporary Global Note Legend, and will be issued and exchanged for the Notes pursuant to the Registration Rights Agreement, the Existing Indenture and this Tenth Supplemental Indenture.

“Exchange Offer” means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Initial Notes for the Exchange Notes.

“Initial Notes” means the Notes (i) issued on the date hereof and (ii) that may be issued in exchange for the Company’s 4.800% Notes due 2030, 5.500% Notes due 2041, 3.700% Notes due 2046 and 3.950% Notes due 2047, in all cases that contain the Private Placement Legend or the Regulation S Temporary Global Note Legend.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Operating Property” means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated located within the United States or in Canada and owned and operated as of the date of this Tenth Supplemental Indenture or thereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Private Placement Legend” means the legends set forth in Section 6.02.

“Qualified Institutional Buyer” or “QIB” shall have the meaning set forth in Rule 144A.

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registration Rights Agreement” means that certain registration rights agreement, dated as of August 18, 2021, by and among the Company and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and MUFG Securities Americas Inc.

“Regulation S” means Regulation S promulgated under the Securities Act and any successor regulation thereto.

“Regulation S Global Note” means the Global Security representing the Notes sold outside the United States in reliance on Regulation S issued in exchange for the Temporary Regulation S Global Note after the expiration of the Restricted Period.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 6.03.

“Restricted Global Note” means a Global Security, which shall bear a Private Placement Legend and, if applicable, a Regulation S Temporary Global Note Legend.

“Restricted Notes” means any Note that is (a) a “restricted security” as defined in Rule 144(a)(3) under the Securities Act or any successor provision thereto or (b) a Note that by its terms can only be sold pursuant to Regulation S, Rule 144 or Rule 144A (or successor provisions thereto) or (c) in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act, including Regulation S and Rule 144A; provided, however, that unless a Note by its terms can only be sold pursuant to Regulation S or Rule 144A, once the Note is sold pursuant to the provisions of Rule 144, including Rule 144(k) under the Securities Act, it will cease to be a Restricted Note. Restricted Notes are required to bear the Private Placement Legend.

“Restricted Period” means the 40-day “distribution compliance period” as defined in Regulation S.

“Restricted Subsidiaries” means all Subsidiaries other than Unrestricted Subsidiaries.

“Rule 144A” means Rule 144A, as may be amended from time to time, promulgated under the Securities Act.

“Rule 144A Global Note” means, with respect to the Notes, the Global Security substantially in the form of Exhibit A, bearing the applicable Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“S&P” means S&P Global Ratings and its successors.

“Temporary Regulation S Global Note” means, with respect to the Notes, the Global Security substantially in the form of Exhibit A, bearing the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Unrestricted Subsidiaries” means (1) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States and Canada, (2) any finance Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary. In addition, the Board of Directors may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of, the Company or any Restricted Subsidiary of the Company; provided that the Subsidiary to be so designated has total assets at the time of such designation of $5 million or less.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary all of whose Voting Stock is owned by the Company or a Wholly-Owned Subsidiary, the accounts of which are consolidated with those of the Company in its consolidated financial statements.

Section 2.02Other Definitions.

Term	Defined in Section

“Additional Notes”	1.02
“Change of Control Offer”	4.01(b)
“Change of Control Payment”	4.01(a)
“Change of Control Payment Date”	4.01(b)(ii)
“Clearstream”	1.03(b)(ii)
“Debt”	5.01
“DTC”	1.03(a)
“Euroclear”	1.03(b)(ii)
“mortgage”	5.01
“Par Call Date”	ARTICLE III
“Primary Treasury Dealer”	2.01
“Remaining Life”	2.01
“Securities Custodian”	1.03(b)(ii)

ARTICLE III

OPTIONAL REDEMPTION

The Company may redeem the Notes prior to February 18, 2055 (the “Par Call Date”), at any time in whole or from time to time in part, at the Company’s option, at a Redemption Price equal to the greater of:

(i)	100% of the principal amount of the Notes to be redeemed on the Redemption Date; and
(ii)

as determined by the Quotation Agent, the sum of the present values of the principal amount of the Notes to be redeemed and remaining scheduled payments of interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) from the Redemption Date to the Par Call Date, in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points;

plus, in each case, accrued and unpaid interest, if any, to but excluding the Redemption Date.

In addition, the Company may redeem the Notes on or after the Par Call Date, at any time in whole or from time to time in part, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date according to the Notes and the Indenture.

Notice of any redemption will be delivered at least 10 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes to be redeemed by the Company or by the Trustee on its behalf; provided that notice of redemption may be delivered more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of such Notes or a satisfaction and discharge of such Notes. The Company shall notify the Trustee of the Redemption Date and of the principal amount of the Notes to be redeemed at least 45 days prior to the Redemption Date, unless a shorter period is satisfactory to the Trustee.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by the Trustee, subject to Applicable Procedures of DTC, in the case of Notes represented by a Global Security, or by the Trustee by a method the Trustee deems to be appropriate, in the case of Notes that are not represented by a Global Security.

Except as otherwise set forth in this Article III, the terms and conditions upon which and the manner in which the Notes may be redeemed by the Company pursuant to this Article III are governed by the provisions of Article IV of the Existing Indenture.

ARTICLE IV

CHANGE OF CONTROL
Section 4.01Change of Control.
(a)Upon the occurrence of a Change of Control Repurchase Event, unless all of the Notes have been called for redemption pursuant to Article III hereof, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”).
(b)Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitute or may constitute a Change of Control, the Company shall mail, or cause to be mailed, a notice (a “Change of Control Offer”) to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and specifying:
(i)that the Change of Control Offer is being made pursuant to this Section 4.01 and that all Notes tendered will be accepted for payment;
(ii)the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)the CUSIP numbers for the Notes;
(iv)that any Notes not tendered will continue to accrue interest;
(v)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(vi)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vii)that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;
(viii)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and
(ix)if the notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
(c)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such conflict.
(d)On the Change of Control Payment Date, the Company will, to the extent lawful:
(i)accept for payment all Notes or portions thereof (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;
(ii)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of such Notes properly tendered; and
(iii)deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of such Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(e)The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.01 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
ARTICLE V

COVENANTS

The covenants set forth in this Article V shall be applicable to the Company in addition to the covenants in Article VI of the Existing Indenture, which shall in all respects be applicable in respect of the Notes; provided that the covenant contained in Section 6.04 of the Existing Indenture shall not be applicable to the Notes.

Section 5.01Restrictions on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as “Debt”) if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a “mortgage”) upon any Operating Property of the Company or any Restricted Subsidiary or any shares of stock or Debt of any Restricted Subsidiary, whether owned at the date of the issuance of the Notes or thereafter acquired, without effectively securing the Notes equally and ratably with such Debt for at least the period such other Debt is so secured unless, after giving effect thereto, the aggregate amount of all Debt so secured (not including Debt permitted in clauses (1) through (7) in the following sentence), together with all Attributable Debt in respect of Sale and Leaseback Transactions involving Operating Properties pursuant to clause (2) of Section 5.02 hereof in existence at such time would not exceed 15% of Consolidated Net Tangible Assets.

The foregoing restriction does not apply to, and therefore shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

(1)mortgages on Operating Property, shares of stock or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary; provided that such mortgages are not incurred in anticipation of such entity’s becoming a Restricted Subsidiary;
(2)mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt to secure any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;
(3)mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;
(4)mortgages on Operating Property, shares of stock or Debt existing at August 18, 2021;
(5)mortgages on Operating Property, shares of stock or Debt of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;
(6)mortgages on Operating Property, shares of stock or Debt in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Operating Property subject to such mortgages; or
(7)extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs, payable in connection with any such extension, renewal or replacement.
Section 5.02Restrictions on Sale and Leaseback; Transactions.

Sale and Leaseback Transactions by the Company or any Restricted Subsidiary with a third party of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the fair market value (as determined in good faith by the Board of Directors) of the Operating Property to be leased and:

(1)the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (7) of the second paragraph of Section 5.01 hereof, without equally and ratably securing the Notes, to issue, assume or guarantee Debt secured by a mortgage on such Operating Property;

(2)the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions as are referred to in clause (1) or (3) of this paragraph), plus the aggregate principal amount of Debt secured by mortgages on Operating Properties then outstanding (excluding any such Debt secured by mortgages described in clauses (1) through (7) of the second paragraph of Section 5.01 hereof) which do not equally and ratably secure the Notes, would not exceed 15% of Consolidated Net Tangible Assets; or
(3)the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Operating Property (as determined in good faith by the Board of Directors) so sold and leased back at the time of entering into such Sale and Leaseback Transaction to
(a)retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or by payment at maturity) Notes or other Debt of the Company or a Restricted Subsidiary (other than Debt subordinated to the Notes) having a Stated Maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or
(b)purchase, construct or develop one or more Operating Properties (other than that involved in such Sale and Leaseback Transaction);

provided that the amount to be so applied pursuant to this clause (3) will be reduced by the principal amount of Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation.

Section 5.03Other Limitations.
(a)Neither the Company nor any Restricted Subsidiary may transfer an Operating Property or shares of stock or Debt of a Restricted Subsidiary to an Unrestricted Subsidiary.
(b)An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions of Section 5.01 hereof and the Attributable Debt in respect of all Sale and Leaseback Transactions pursuant to clause (2) under Section 5.02 hereof in existence at such time does not at the time exceed 15% of Consolidated Net Tangible Assets.
Section 5.04Merger, Consolidation and Sale of Assets.
(a)The Company will not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all its assets to any other Person, unless (1) the Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made (A) is incorporated or otherwise organized under the laws of the United States, any state thereof or the District of Columbia, and (B) expressly assume, by supplemental indenture, executed and delivered by such Person prior to or simultaneously with such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest and premium, if any, on all the Notes, according to their tenor, and the due and punctual performance and observance of all other obligations to the Holders and the Trustee under the Indenture or under the Notes to be performed or observed by the Company; and (2) immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default shall have occurred and be continuing. Clause (2) of the immediately preceding sentence shall not apply to (X) any sale, conveyance, transfer or lease between or among the Company and one or more Subsidiaries of the Company, (Y) any merger of the Company into any Subsidiary of the Company or (Z) any merger of the Company into an Affiliate of the Company for the purpose of the Company reincorporating or reorganizing.
(b)Upon any consolidation of the Company with or merger of the Company into any other Person, or any sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to any other Person, in accordance with this Section 5.04, the Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of and discharged from all obligations and covenants under the Indenture and the Notes, and from time to time such Person may exercise each and every right and power of the Company under the Indenture, in the name of the Company, or in its own name; and any act or proceeding by any provision of the Indenture required or permitted to be done by the Board of Directors or any officer of the Company may be done with like force and effect by the like board or officer of any Person that shall at the time be the successor of the Company hereunder. In the event of any such sale, conveyance or transfer, but not any such lease, the Company (or any successor entity which shall theretofore have become such in the manner described in this Section 5.04) shall be relieved of and discharged from all obligations and covenants under the Indenture and the Notes and may thereupon be dissolved and liquidated.
(c)The Trustee, subject to the provisions of Sections 10.01 and 10.02 of the Existing Indenture, may receive an Opinion of Counsel, prepared in accordance with Section 15.01 of the Existing Indenture, as conclusive evidence that any such merger, sale, conveyance or lease, and any such assumption, complies with the applicable provisions of the Indenture.
ARTICLE VI
Transfer Restrictions, LEGENDs
Section 6.01Special Transfer Provisions.
(a)Notwithstanding any provision to the contrary herein, unless and until (x) a Restricted Note is exchanged for an Exchange Note or sold in connection with an effective shelf registration statement pursuant to the Registration Rights Agreement or (y) the Private Placement Legends are no longer required pursuant to Section 6.02, the following provisions shall apply:
(i)Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Temporary Regulation S Global Note to a transferee who takes delivery in the form of a beneficial interest in the notes represented by a Rule 144A Global Note will be made only in accordance with the applicable procedures of DTC and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form of Exhibit D to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A.
(ii)Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery in the form of a beneficial interest in the notes represented by a Regulation S Global Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form of Exhibit B or C, as appropriate, to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through DTC.
(iii)Exchanges of beneficial interests in one Note for another Note will be subject to the applicable rules and procedures of DTC and its direct and indirect participants. Any beneficial interest in the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Note will, upon transfer, cease to be an interest in that Note and become an interest in the Note to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the Notes to which the beneficial interest is transferred for as long as it remains an interest in that Note.
(b)Exchange Offer. Upon the occurrence of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 3.03 of the Existing Indenture, the Trustee shall authenticate and deliver, one or more Global Securities for Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Securities that are Restricted Notes for the Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Global Securities, the Registrar shall cause the aggregate principal amount of the Restricted Securities for the Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate Global Securities not bearing the Private Placement Legend in the appropriate principal amount.

Interest on each Exchange Note will accrue (1) from the later of (x) the last date on which interest was paid on the Global Securities that are Restricted Notes surrendered in exchange therefor or (y) if the Global Securities that are Restricted Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (2) if no interest has been paid on the Global Securities that are Restricted Notes, from the date of issuance.

Section 6.02Private Placement Legend. Unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective registration statement, or (y) the Company determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and an Officer’s Certificate of the Company reasonably satisfactory to the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Security and each Individual Security (and all Notes issued in exchange therefor or substitution therefor) shall bear a legend as follows:
(a)Each certificate evidencing the Notes (except for those notes issued to non-“U.S. persons” as defined in Rule 902 under the Securities Act who are acquiring the notes in an offshore transaction in accordance with Regulation S) shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO ECOLAB INC. (THE ‘‘ISSUER’’) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTION THAT IS AN ‘‘ACCREDITED INVESTOR’’ AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY WITH THE CONSENT OF THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY (OR ANY INTEREST HEREIN) THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) AN ENTITY WHOSE ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING OR (D) “GOVERNMENTAL PLANS” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLANS” (AS DEFINED IN SECTION 3(33) OF ERISA) OR NON-U.S. PLANS SUBJECT TO ANY APPLICABLE LAWS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.”

(b)Each certificate evidencing the Notes issued to non-’’U.S. persons’’ as defined in Rule 902 under the Securities Act who is acquiring the notes in an offshore transaction in accordance with Regulation S shall bear a legend in substantially the following form:

‘‘THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO ECOLAB INC. (THE ‘‘ISSUER’’) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTION THAT IS AN ‘‘ACCREDITED INVESTOR’’ AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS

SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY (OR ANY INTEREST HEREIN) THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) AN ENTITY WHOSE ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING OR (D) “GOVERNMENTAL PLANS” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLANS” (AS DEFINED IN SECTION 3(33) OF ERISA) OR NON-U.S. PLANS SUBJECT TO ANY APPLICABLE LAWS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.”

Section 6.03Regulation S Temporary Global Note Legend. Each temporary Note that is a Global Security issued pursuant to Regulation S shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE

903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.”

Section 6.04Delivery of Certain Information.

(a)So long as any Initial Notes remain outstanding and the Company is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will furnish to any Holder of Notes and any prospective purchaser designated by a Holder, upon request of the Holder, the information required to be delivered pursuant to Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, unless at that time (a) the SEC shall have waived such requirement in writing or otherwise taken the position that subsection 144A(d)(4)(i) does not apply to the Company or (b) the provision of such information shall no longer be required by law to effect resales under Rule 144A under the Securities Act or otherwise to effect resales without registration under the Securities Act.

(b)The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

ARTICLE VII

MISCELLANEOUS
Section 7.01Trust Indenture Act Controls.

If any provision of this Tenth Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Tenth Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 7.02Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

Ecolab Inc.
1 Ecolab Place
St. Paul, Minnesota 55102
Attention: General Counsel
Facsimile: (651) 250-2573

if to the Trustee:

Wells Fargo Bank, National Association

CTSO Mail Operations

MAC N9300-070

600 South 4th Street, 7th Floor

Minneapolis, MN 55415

Attention: Ecolab Administrator

Email: david.pickett@wellsfargo.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Notwithstanding any other provision of this Tenth Supplemental Indenture, the Existing Indenture or any Note, where this Tenth Supplemental Indenture, the Existing Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

Section 7.03Governing Law.

THIS TENTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.04Execution and Counterparts.

The parties may sign any number of copies of this Tenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Tenth Supplemental Indenture.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to the Indenture or any document to be signed in connection with this Tenth Supplemental Indenture shall be deemed to include electronic signatures (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under Signature Law, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

This Tenth Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or

(iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 7.05Headings.

The headings of Articles and Sections of this Tenth Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 7.06Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Tenth Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes or for monies paid over to the Company pursuant to this Tenth Supplemental Indenture. All of the provisions contained in the Existing Indenture in respect of the rights, privileges, and immunities of the Trustee, including but not limited to its rights to be compensated, reimbursed and indemnified, shall be applicable to the Trustee in respect of this Tenth Supplemental Indenture as fully and with like force and effect as though set forth in full herein.

Section 7.07Adoption, Ratification and Confirmation.

The Existing Indenture, as supplemented and amended by this Tenth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Tenth Supplemental Indenture to be duly executed as of the date first written above.

ECOLAB INC.
By:	/s/ Catherine Loh
Name: Catherine Loh
Title: Assistant Treasurer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee
By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Corporate Trust Officer

Signature Page to Tenth Supplemental Indenture

EXHIBIT A

[Form of Face of Note]

[Add applicable Private Placement Legend.]

[Add Regulation S Temporary Global Note Legend, if applicable.]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP1
ISIN

ECOLAB INC.

2.750% NOTE DUE 2055

$[__]No.: [144A-1][Reg. S-1]

ECOLAB INC., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[__] ([__] MILLION DOLLARS) or such other principal amount as shall be set forth on Schedule I hereto on August 18, 2055 and to pay interest thereon at the rate of 2.750% per annum from August 18, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and to pay the Additional Interest, if any, as defined in and payable pursuant to the Registration Rights Agreement, on February 18 and August 18 of each year, beginning on February 18, 2022 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

[1] Rule 144A Notes: 278865 BH2/ US278865BH22
Regulation S Notes: U27803 BB7/ USU27803BB76

Temporary Regulation S Note will convert to the Permanent Regulation S Note automatically after the Restricted Period ends, subject to the requirements set forth in the Indenture.

The interest that is payable and is punctually paid or duly provided for on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which will be the February 3 and August 3, as the case may be, immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on the relevant Record Date and either may be paid to the Persons in whose name this Note (or one or more predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten calendar days prior to such Special Record Date, or may be paid in any other lawful manner, all as more fully provided in the Indenture.  Payment of the principal of, and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Minneapolis, Minnesota (the “Corporate Trust Office”), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company through the Paying Agent (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.  In the event that notes in definitive form shall have been issued, payments of principal, premium, if any, and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and attested.

Date:

ECOLAB INC.
By:
Name:
Title:
ATTEST:
Assistant Secretary

-i-

Trustee’s Certificate of Authentication

This is one of the Notes described in the Indenture.

Dated:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee
By:
Authorized Signatory

-ii-

[Form of Reverse of Note]

ECOLAB INC.

2.750% NOTE DUE 2055

1.This Note is one of a duly authorized issue of Securities of the Company designated as its 2.750% Notes due 2055 (the “Notes”) issued under an Indenture dated as of January 12, 2015 (herein called, together with the Tenth Supplemental Indenture referred to below, the “Indenture”), between the Company and Wells Fargo Bank National Association, as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

2.This Note is one of the Securities of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $800,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Notes of this series, as specified in the Tenth Supplemental Indenture between the Company and Trustee, dated as of August 18, 2021, establishing the form and certain terms of the Notes pursuant to the Indenture (the “Tenth Supplemental Indenture”). References herein to “this series” mean the series of Notes designated on the face hereof.

3.The Company may redeem this Note prior to February 18, 2055 (the “Par Call Date”), at any time in whole or from time to time in part, at the Company’s option, at a Redemption Price equal to the greater of:

(i)100% of the principal amount of the Note to be redeemed on the Redemption Date; and

(ii)as determined by the Quotation Agent, the sum of the present value of the principal amount of the Note to be redeemed and remaining scheduled payments of interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) from the Redemption Date to the Par Call Date, in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points;

plus, in each case, accrued and unpaid interest, if any, to but excluding the Redemption Date.

In addition, the Company may redeem this Note on or after the Par Call Date, at any time in whole or from time to time in part, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Note to be redeemed, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

Notwithstanding the foregoing, installments of interest on the Note that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holder as of the close of business on the relevant Record Date according to this Note and the Indenture.

-iii-

Any notice to the Holder of this Note of a redemption pursuant to this paragraph 3 hereof will include the appropriate calculation of the Redemption Price, but does not need to include the Redemption Price itself.  The actual Redemption Price, calculated as described above, will be set forth in a Company Order delivered to the Trustee no later than two Business Days prior to the Redemption Date.

4.Upon the occurrence of a Change of Control Repurchase Event, unless all of the Notes have been called for redemption pursuant to paragraph 3 of this Note, the Holder of this Note shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.  “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, as such terms are defined in the Indenture.  The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5.If an Event of Default with respect to the Notes (other than certain events of bankruptcy, insolvency or reorganization) shall occur and be continuing, the Trustee or the Holders of 25% or more in principal amount of the Outstanding Notes may declare the principal of and accrued but unpaid interest on this Note to be due and payable in the manner and with the effect provided in the Indenture.  The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Notes.  If an Event of Default with respect to the Notes relating to certain events of bankruptcy, insolvency or reorganization shall occur and be continuing, the principal of and all accrued but unpaid interest on this Note shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable as provided in the Indenture.

6.The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of August 18, 2021, among the Company and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and MUFG Securities Americas Inc.2

7.The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

[2] To be included only in the Initial Notes on the Issue Date and any Additional Notes that bear the Restricted Note Legend.

-iv-

8.No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

9.As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Company, upon surrender of this Note for registration of transfer at the office or agency to be maintained by the Company for that purpose, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Minneapolis, Minnesota), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for like aggregate principal amount, will be issued to the designated transferee or transferees.

10.The Notes are issuable only in fully registered form, without coupons, in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000.  As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

11.No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12.Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

13.Interest on this Note shall be computed on the basis of a 360-day year of twelve 30- day months.  Interest shall be payable to and excluding any Interest Payment Date.

14.The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15.This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

16.Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

-v-

17.Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

18.All terms used in this Note which are defined in the Indenture and not otherwise defined in this Note shall have the meanings assigned to them in the Indenture.

-vi-

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

-vii-

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of trustee or Custodian

-viii-

EXHIBIT B

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A GLOBAL
NOTE TO TEMPORARY REGULATION S GLOBAL NOTE

Wells Fargo Bank, N.A. – DAPS REORG

Corporate Trust Operations

MAC N9300-070

600 South Fourth Street – 7th Floor

Minneapolis, MN 55415

Phone: (800) 344-5128

Fax: (866) 969-1290

Email: dapsreorg@wellsfargo.com

Re:ECOLAB INC.
$[]

Reference is hereby made to the Indenture dated as of January 12, 2015 between Wells Fargo Bank, National Association (the “Trustee”), and Ecolab Inc. (the “Company”), as supplemented by that certain Tenth Supplemental Indenture, dated as of August 18, 2021, by and between the Trustee and the Company (as so supplemented, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This letter relates to $_____________ principal amount of Notes represented by a beneficial interest in the Rule 144A Global Note (CUSIP No. [_]) held with the Depositary by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Temporary Regulation S Global Note (CUSIP (CINS) No. [_]) to be held with [Euroclear] [Clearstream] (ISIN Code ___) (Common Code ___) through the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

(1)	the offer of the Notes was not made to a person in the United States;

(2)(A)at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)

the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;
(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(5)

upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depositary through Euroclear or Clearstream or both (ISIN Code ___) (Common Code ___).

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the dealers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________, ____

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OR EXCHANGE FROM RULE 144A GLOBAL NOTE
TO REGULATION S GLOBAL NOTE

Wells Fargo Bank, N.A. – DAPS REORG

Corporate Trust Operations

MAC N9300-070

600 South Fourth Street – 7th Floor

Minneapolis, MN 55415

Phone: (800) 344-5128

Fax: (866) 969-1290

Email: dapsreorg@wellsfargo.com

Re:ECOLAB INC.
$[]

Reference is hereby made to the Indenture dated as of January 12, 2015 between Wells Fargo Bank, National Association (the “Trustee”), and Ecolab Inc. (the “Company”), as supplemented by that certain Tenth Supplemental Indenture, dated as of August 18, 2021, by and between the Trustee and the Company (as so supplemented, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This letter relates to $____________ principal amount of Notes represented by a beneficial interest in the Rule 144A Global Note (CUSIP No. [_]) held with the Depositary by or on behalf of transferor as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its interest for an interest in the Regulation S Global Note (CUSIP No. [________]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and that, with respect to transfers made in reliance on Regulation S under the Securities Act:

(1)	the offer of the Notes was not made to a person in the United States;

(2)(A)at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)

the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and
(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the dealers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________ __, ____

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
EXCHANGE FROM TEMPORARY REGULATION S GLOBAL NOTE
TO RULE 144A GLOBAL NOTE

Wells Fargo Bank, N.A. – DAPS REORG

Corporate Trust Operations

MAC N9300-070

600 South Fourth Street – 7th Floor

Minneapolis, MN 55415

Phone: (800) 344-5128

Fax: (866) 969-1290

Email: dapsreorg@wellsfargo.com

Re:ECOLAB INC.
$[]

Reference is hereby made to the Indenture dated as of January 12, 2015 between Wells Fargo Bank, National Association (the “Trustee”), and Ecolab Inc. (the “Company”), as supplemented by that certain Tenth Supplemental Indenture, dated as of August 18, 2021, by and between the Trustee and the Company (as so supplemented, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This letter relates to $______________ principal amount of Notes which are held in the form of the Temporary Regulation S Global Note (CUSIP No. [_]) with [Euroclear/Clearstream] (ISIN Code [_]) (Common Code [____]) through the Depositary by or on behalf of transferor as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its interest in such Notes for an interest in the Rule 144A Global Note (CUSIP No. [_]).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the dealers of such Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________ __, ____

EXHIBIT E

FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

Re:ECOLAB INC.
$[]

Reference is hereby made to the Indenture dated as of January 12, 2015 between Wells Fargo Bank, National Association (the “Trustee”), and Ecolab Inc. (the “Company”), as supplemented by that certain Tenth Supplemental Indenture, dated as of August 18, 2021, by and between the Trustee and the Company (as so supplemented, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Securities Act of 1933, as amended (the “Securities Act”). As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act.

As used herein, “U.S.” means the United States of America (including the States and the District of Columbia); and its territories and its “possessions” and other areas subject to its jurisdiction.

We undertake to advise you promptly in writing or via electronic communication on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to $__________ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

E-1

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date: ____ __, ____3

By:
As, or as agent for, the beneficial owner(s) of the Notes to which this certificate relates.

[3] Not earlier than 15 days prior to the certification event to which the certification relates.

E-2